Exhibit 99.3

Index to Pro Forma Financial Statements and Supplementary Data

Page
Unaudited Pro Forma Combined and Consolidated Financial Information	F-2
Unaudited Pro Forma Combined and Consolidated Statement of Operations	F-3
Notes to the Unaudited Pro Forma Combined and Consolidated Statement of Operations	F-4

Unaudited Pro Forma Combined and Consolidated Financial Information

On December 29, 2010, Transgenomic, Inc. (“TBIO”) completed the acquisition from Clinical Data, Inc (“CLDA”) of substantially all of CLDA’s assets and rights relating to the FAMILION Product Line, a family of proprietary genetic tests for cardiac syndromes, including cardiac channelopathies and cardiomyopathies and an expanded menu of genetic tests for these inherited cardiac syndromes. In addition, it has expertise in the development and commercialization of other genetic and pharmacogenetic biomarker tests related to these inheritable diseases and to drug response.

The pro forma combined and consolidated financial statements should be read in conjunction with TBIO’s historical audited consolidated financial statements and notes thereto in Form 10-K filed on March 14, 2011, TBIO’s Current Report Form 8-K filed on January 4, 2011 and the historical audited special-purpose carve out financial statements and notes thereto of the FAMILION Product Line, A Product Line Owned by CLDA, as of and for the years ended March 31, 2010 and 2009 which are included as Exhibit 99.2 to this Current Report on Form 8-K/A.

The unaudited pro forma combined and consolidated financial information, while helpful in illustrating the financial characteristics of the acquisition of the FAMILION Product Line to the combined and consolidated company under one set of assumptions, it does not reflect the benefits of any potential cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also is not necessarily indicative of the combined and consolidated financial condition or results of operations of future periods or the combined and consolidated financial condition or results of operations that actually would have been realized had the acquisition occurred during this period.

Transgenomic, Inc. and Subsidiaries

Unaudited Pro Forma Combined and Consolidated Statements of Operations

(Dollars in thousands, except per share amounts)

	For the Year Ended December 31, 2010
	Transgenomic, Inc.	FAMILION Product Line	Pro forma Adjustments		Pro forma Combined
NET SALES	$20,048	$13,685	—		$33,733
COST OF GOODS SOLD	10,284	5,052	—		15,336

Gross profit	9,764	8,633	—		18,397

OPERATING EXPENSES:
Selling, general and administrative	11,071	10,566	(1,005	) (a)	20,632
Research and development expense	2,305	3,280	—		5,585

Total costs and expenses	13,376	13,846	(1,005)		26,217

(Loss) from operations	(3,612)	(5,213)	1,005		(7,820)
Other Income (expense):
Interest income (expense), net	(4)	(9)	(1,332	) (b)	(1,345)
Fair value adjustment	—	—	967	(c)	967
Other income	632	—	—		632

Other income (expense), net	628	(9)	(365)		254

(Loss) from continuing operations before provision for income taxes	(2,984)	(5,222)	640		(7,566)
Less: Provision for income taxes	150	—	—	(d)	150

Net (loss)	(3,134)	(5,222)	640		(7,716)

Preferred Dividends			600	(e)	600

Net (loss) attributable to the common shareholders	$(3,134)	$(5,222)	$40		$(8,316)

(Loss) per share of common stock:
Basic and fully diluted	$(0.06)				$(0.17)

Weighted average number of shares outstanding:

Basic and fully diluted	49,243,839				49,243,839

See accompanying notes to unaudited pro forma combined and consolidated statements of operations.

Transgenomic, Inc. and Subsidiaries

Unaudited Pro Forma Combined and Consolidated Statements of Operations

(Dollars in thousands, except per share amounts)

1.	Basis of Presentation

The statements contained in this section are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Such statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by the words “believe,” “expect, “anticipate,” “intend,” “estimate” and similar expressions. These forward-looking statements are based largely on management’s expectations and are subject to a number of uncertainties. Actual results could differ materially from these forward-looking statements. We do not undertake any obligation to update publicly or revise any forward-looking statements.

We acquired the FAMILION Product Line (family of genetic tests and biomarkers) from PGxHealth (“PGx”) with total consideration of $18.8 million. PGx is a subsidiary of Clinical Data, Inc. (NasdaqGM:CLDA). We secured $6.0 million of financing from entities affiliated with Third Security, LLC, a leading life sciences investment firm, to fund the cash portion of our acquisition of the FAMILION Product Line (“Third Security Financing”). This strategic acquisition provides us with proprietary genetic commercial tests that have an established revenue base, proprietary biomarker assays, an additional CLIA-certified laboratory operation and established test reimbursement and coverage policies that offer access to testing for an estimated 280 million patients. Total consideration also included assumed liabilities of $.453 million and incurred contingent liabilities of $2.7 million.

Under the terms of the Third Security Financing, We issued an aggregate of 2,586,205 shares of the Company’s newly created Series A convertible preferred stock to certain affiliates of Third Security for an aggregate purchase price of $6.0 million. Additionally We issued such affiliates of Third Security warrants to purchase an aggregate of up to 1,293,102 shares of Series A preferred stock at an exercise price of $2.32 per share. The Series A preferred shares issuable pursuant to the purchase agreement and upon exercise of the warrants are convertible into shares of our common stock at a conversion price of $0.58 per share, for an aggregate of 15,517,228 million shares of common stock. Upon full exercise of the warrants, We will receive approximately $3.0 million.

The pro forma combined and consolidated financial statements should be read in conjunction with our historical audited consolidated financial statements and notes thereto in Form 10-K filed on March 14, 2011, (ii) our Current Report Form 8-K filed on January 4, 2011 and (iii) the historical audited special-purpose carve out financial statements and notes thereto of the FAMILION Product Line, as of and for the years ended March 31, 2010 and 2009, which are included as Exhibit 99.2 to this Current Report on Form 8-K/A.

The unaudited pro forma combined and consolidated financial information, while helpful in illustrating the financial characteristics of the acquisition of FAMILION Product Line to the combined and consolidated company under one set of assumptions, does not reflect the benefits of any potential cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also is not necessarily indicative of the combined and consolidated financial condition or results of operations of future periods or the combined and consolidated financial condition or results of operations that actually would have been realized had the acquisition occurred during this period.

Transgenomic, Inc. and Subsidiaries

Unaudited Pro Forma Combined and Consolidated Statements of Operations

(Dollars in thousands, except per share amounts)

2.	Purchase Price

Consideration	Dollars in Thousands

Cash	$6,000
Notes payable	9,628
Assumed Liabilities	452
Contingent Liabilities	2,736

Fair value of consideration transferred	$18,816

The following represents the purchase price allocation:

	Dollars in Thousands	Estimated Useful Life
Accounts Receivable, net	$3,222
Property and Equipment	639	3 years
Identifiable Intangible assets – acquired technology	6,535	7 - 8 years
Identifiable Intangible assets – third party payor relationships	367	N/A
Identifiable Intangible assets – assay royalties	1,434	7 years
Identifiable Intangible assets – trade names and trademarks	344	7 years
Unidentifiable Intangible assets – goodwill	6,275	N/A

Total Purchase Price	$18,816

Acquisition related costs included in selling, general and administrative expenses in our Income Statement (TBIO December 31, 2010 Form 10-K) for the year ended December 31, 2010 were $0.8 million. We incurred $0.2 million in acquisition related costs to issue preferred stock which were recorded against our preferred stock (TBIO December 31, 2010 Form 10-K).

Transgenomic, Inc. and Subsidiaries

Unaudited Pro Forma Combined and Consolidated Statements of Operations

(Dollars in thousands, except per share amounts)

3.	Proforma Adjustments

Adjustments included in the column under the heading “Pro Forma Adjustments” in the Unaudited Pro Forma Combined and Consolidated Statements of Operations correspond with the following:

(a)	Expense for acquisition related costs	$(800)

	Annual amortization expense recognized on identified intangible assets (see Note 2 above) resulting from acquisition assuming that the useful life is 7 - 8 years.	1,165

	Annual depreciation expense recognized on identified property and equipment (see Note 2 above) resulting from acquisition assuming that the useful life is 3 years	213

	Remove historical FAMILION amortization and depreciation	$(1,583)

		$(1,005)

(b)	Annual interest expense based on notes to seller	$899
	Estimated preferred stock, warrant and conversion feature accretion	433

		$1,332

(c)	Estimated warrant and conversion feature fair value adjustment	$(967)

(d)	There is no pro forma income tax provision.	$—

(e)	Preferred stock dividend	$600